UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A12B

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GALAXYEDGE ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1185 Avenue of the Americas, Suite 349, New York, NY 10036

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Title of each class to be so registered	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.0001, and one right entitling the holder to receive 1/4 of one ordinary share	The New York Stock Exchange
Ordinary Shares, $0.0001 par value	The New York Stock Exchange
Rights to receive one-fourth (1/4) of one ordinary share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-290899

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares, and rights of GalaxyEdge Acquisition Corporation, a blank check company incorporated as a Cayman Islands exempted company with limited liability (the “Company”). The description of the units, ordinary shares, and rights contained under the heading “Description of Securities” in the registration statement on Form S-1 (File No. 333-290899), initially filed with the Securities and Exchange Commission on October 15, 2025 and declared effective on February 26, 2026, as amended by Post-Effective Amendment No. 1 filed on March 2, 2026 (as amended, the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Solely the units will be traded until the 52nd day following the date of the Company’s final prospectus. Thereafter, the units may be separately traded subject to the filing of a Form 8-K and the issuance of a press release by the Company. The trading symbols for the securities, as listed on The New York Stock Exchange, are as follows:

Units	GLEDU
Ordinary Shares	GLED
Rights	GLEDR

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 3, 2026

GalaxyEdge Acquisition Corp.

By:	/s/ Ping Zhang
Name:	Ping Zhang
Title:	Chief Executive Officer

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